UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2003

UPC POLSKA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22877	06-1487156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4643 Ulster Street, Suite 1300, Denver, Colorado 80237 (303)770-4001
(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Item 5. Other Events and Required FD Disclosure

In furtherance of the announcement by UPC Polska, Inc. (the “Company”) on July 8, 2003 that it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on July 7, 2003, and filed a pre-negotiated plan of reorganization on July 8, 2003, with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) (Case No. 03-14358), a copy of the proposed disclosure statement (“Disclosure Statement”) filed with the U.S. Bankruptcy Court on July 28, 2003 is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

Exhibit Number	Description

99.1	Disclosure Statement jointly proposed by the Company and UPC Polska Finance, Inc., dated July 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2003

UPC POLSKA, INC.

By:	/s/ SIMON BOYD
Name: Simon Boyd
Title: Chief Executive Officer